                                    EXHIBIT 1

                           WSFS FINANCIAL CORPORATION
                       401(K) SAVINGS AND RETIREMENT PLAN

                Financial Statements and Supplemental Information
                                December 31, 1998

                           WSFS FINANCIAL CORPORATION

                       401(k) SAVINGS AND RETIREMENT PLAN

                              Financial Statements
                                       and
                            Supplemental Information

                                      Index

                                                                         Page(s)
                                                                         -------

Report of Independent Auditors  ..........................................    1

Financial Statements:

         Statements of Net Assets Available for Benefits..................  2-3

         Statements of Changes in Net Assets Available for Benefits.......  4-6

         Notes to Financial Statements.................................... 7-15

Supplemental Information:

         Schedule I - Item 27a: Schedule of Assets held for Investment
                                     Purposes.............................   16

         Schedule II - Item 27d: Schedule of Reportable Transactions......   17

                         REPORT OF INDEPENDENT AUDITORS


To the Participants and
Administrator of the
WSFS Financial Corporation
401(k) Savings and Retirement Plan:

We have audited the accompanying statements of net assets available for benefits of the 401(k) Savings and Retirement Plan of WSFS Financial Corporation (the
Plan) as of December 31, 1998 and 1997 and the related statements of changes in net assets available for benefits for each of the years in the three year period ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, financial statements referred to above present fairly, in all material respects, the Plan's net assets available for benefits as of December 31, 1998 and 1997, and changes in net assets available for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information included in the schedules of assets held for investment purposes and reportable transactions is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplemental information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 (ERISA). The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental information and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP
April 27, 1999
Philadelphia, Pennsylvania

                           WSFS FINANCIAL CORPORATION
                       401(k) SAVINGS AND RETIREMENT PLAN
                 Statement of Net Assets Available for Benefits
                                December 31, 1998

                                            Schwab         Strong
                                         Institutional   Government                  Dreyfus      Dreyfus Small      Janus
                                       Advantage Money   Securities     Oakmark   Appreciation    Company Value     Worldwide
                                             Fund           Fund          Fund        Fund            Fund            Fund
                                       ---------------   ----------     -------   ------------    -------------     ---------
Assets:
Investments, at fair value..........      $  996,001    $  951,007    $1,460,886   $1,712,356      $  828,817        $  676,508
Receivables:
    Employer contributions and other
Loans to participants...............
                                          ----------    ----------    ----------   ----------      ----------        ----------
Net assets available for benefits...      $  996,001    $  951,007    $1,460,886   $1,712,356      $  828,817        $  676,508
                                          ==========    ==========    ==========   ==========      ==========        ==========



                                                             WSFS
                                            Vanguard      Financial
                                            Index 500      Common          Loan
                                              Fund        Stock Fund       Fund       Total
                                            ---------     ----------      ------     -------

Assets:
Investments, at fair value..........        $ 491,916     $6,984,367     $      -  $14,101,858
Receivables:
    Employer contributions and other                          51,047                    51,047
Loans to participants...............                                      645,660      645,660
                                            ----------    ----------     --------  -----------
Net assets available for benefits...        $  491,916    $7,035,414     $645,660  $14,798,565
                                            ==========    ==========     ========  ===========


The accompanying notes are an integral part of these financial statements.

                           WSFS FINANCIAL CORPORATION
                       401(k) SAVINGS AND RETIREMENT PLAN
                 Statement of Net Assets Available for Benefits
                                December 31, 1997

                                            Schwab         Strong
                                         Institutional   Government                  Dreyfus      Dreyfus Small      Janus
                                       Advantage Money   Securities     Oakmark   Appreciation    Company Value     Worldwide
                                             Fund           Fund          Fund        Fund            Fund            Fund
                                       ---------------   ----------     -------   ------------    -------------     ---------
Assets:
Investments, at fair value..........     $1,239,532    $  934,568     $1,590,787   $1,469,158      $1,080,625      $  595,762
Receivables:
    Accrued income .................            464
    Employer contributions and other
Loans to participants ..............
                                         ----------    ----------     ----------   ----------      ----------      ----------
Net assets available for benefits...     $1,239,996    $  934,568     $1,590,787   $1,469,158      $1,080,625      $  595,762
                                         ==========    ==========     ==========   ==========      ==========      ==========



                                                             WSFS
                                            Vanguard      Financial
                                            Index 500      Common          Loan
                                              Fund        Stock Fund       Fund       Total
                                            ---------     ----------      ------     -------

Assets:
Investments, at fair value..........      $  210,631     $9,659,660     $      -   $16,780,723
Receivables:
    Accrued income .................                                                       464
    Employer contributions and other                        70,070                      70,070
Loans to participants ..............                                     623,716       623,716
                                          ----------     ----------     --------   -----------
Net assets available for benefits...      $  210,631     $9,729,730     $623,716   $17,474,973
                                          ==========     ==========     ========   ===========


The accompanying notes are an integral part of these financial statements.

                           WSFS FINANCIAL CORPORATION
                       401(k) SAVINGS AND RETIREMENT PLAN
            Statement of Changes in Net Assets Available for Benefits
                          Year Ended December 31, 1998

                                               Schwab           Strong                                  Dreyfus Small
                                           Institutional      Government                    Dreyfus        Company          Janus
                                             Advantage        Securities      Oakmark     Appreciation      Value         Worldwide
                                            Money Fund           Fund          Fund           Fund          Fund            Fund
                                           -------------      ----------     ---------    ------------  -------------     ----------
Additions to net assets attributed to:
Investment Income:
    Net realized and unrealized
      appreciation (depreciation)
       in fair value of investments.      $         -        $   17,898     $   35,331    $  411,333      $  (62,113)     $ 138,258
     Interest and dividends.........           52,372            49,451         16,725         8,938               -          2,642
                                          -----------        ----------     ----------    ----------      ----------      ---------
                                               52,372            67,349         52,056       420,271         (62,113)       140,900
                                          -----------        ----------     ----------    ----------      ----------      ---------
Contributions:
    Employer........................           32,499             7,153         10,178         8,618           8,427          7,653
    Employee........................           69,890            37,744         61,607        69,623          52,618         50,952
                                          -----------        ----------     ----------    ----------      ----------      ---------
                                              102,389            44,897         71,785        78,241          61,045         58,605
                                          -----------        ----------     ----------    ----------      ----------      ---------
Transfers from other qualified plans
    on behalf of participants.......            1,794             5,462          4,213         6,664           1,468          2,473
                                          -----------        ----------     ----------    ----------      ----------      ---------

Total additions.....................          156,555           117,708        128,054       505,176             400        201,978
                                          -----------        ----------     ----------    ----------      ----------      ---------

Participant withdrawals from
  net assets........................         (353,437)         (209,239)      (376,712)     (447,986)       (281,666)      (157,882)
Interfund transfers and employee
   contributions....................          (16,389)          121,377        120,826       188,948          28,963         36,255
Net transfers to loan fund .........          (30,724)          (13,407)        (2,069)       (2,940)            495            395
                                          -----------        ----------     ----------    ----------      ----------      ---------

Net increase (decrease).............         (243,995)           16,439       (129,901)      243,198        (251,808)        80,746
Net assets available for benefits
  Beginning of year ................        1,239,996           934,568      1,590,787     1,469,158       1,080,625        595,762
                                          -----------        ----------     ----------    ----------      ----------      ---------

End of year  .......................      $   996,001        $  951,007     $1,460,886    $1,712,356      $  828,817      $ 676,508
                                          ===========        ==========     ==========    ==========      ==========      =========

                                                                      WSFS
                                                  Vanguard          Financial
                                                  Index 500          Common          Loan
                                                    Fund           Stock Fund        Fund        Total
                                                  ---------        ----------      --------     -------
Additions to net assets attributed to:
Investment Income:
    Net realized and unrealized
      appreciation (depreciation)
       in fair value of investments.            $   71,348        $(1,231,318)   $       -    $ (619,263)
     Interest and dividends.........                 5,341             42,856       58,634       236,959
                                                ----------        -----------    ---------    ----------
                                                    76,689         (1,188,462)      58,634      (382,304)
                                                ----------        -----------    ---------    ----------
Contributions:
    Employer........................                 4,493            537,124            -       616,145
    Employee........................                49,573            145,136            -       537,143
                                                ----------        -----------    ---------    ----------
                                                    54,066            682,260            -     1,153,288
                                                ----------        -----------    ---------    ----------
Transfers from other qualified plans
    on behalf of participants.......                 4,492              7,615            -        34,181
                                                ----------        -----------    ---------    ----------

Total additions.....................               135,247           (498,587)      58,634       805,165
                                                ----------        -----------    ---------    ----------

Participant withdrawals from
  net assets........................              (133,344)        (1,410,037)    (111,270)   (3,481,573)
Interfund transfers and employee
   contributions....................               290,525           (770,505)           -             -
Net transfers to loan fund .........               (11,143)           (15,187)      74,580             -
                                                ----------        -----------    ---------    ----------

Net increase (decrease).............               281,285         (2,694,316)      21,944    (2,676,408)
Net assets available for benefits
  Beginning of year ................               210,631          9,729,730      623,716    17,474,973
                                                ----------        -----------    ---------    ----------

End of year  .......................            $  491,916        $ 7,035,414    $ 645,660   $14,798,565
                                                ==========        ===========    =========   ===========

The accompanying notes are an integral part of these financial statements.

                           WSFS FINANCIAL CORPORATION
                       401(k) SAVINGS AND RETIREMENT PLAN
            Statement of Changes in Net Assets Available for Benefits
                          Year Ended December 31, 1997

                                               Schwab           Strong                                  Dreyfus Small
                                           Institutional      Government                    Dreyfus        Company         Janus
                                             Advantage        Securities      Oakmark    Appreciation       Value        Worldwide
                                            Money Fund           Fund          Fund          Fund           Fund           Fund
                                          --------------      ----------     ---------   ------------   -------------    ---------
Additions to net assets attributed to:
Investment Income:
    Net realized and unrealized
      appreciation (depreciation)
      in fair value of investments..         $       -        $   22,805    $   46,106    $   44,824    $   60,077        $ (38,786)
     Interest and dividends.........            29,567            25,154        88,940        13,972        20,349           40,639
                                             ---------        ----------    ----------    ----------    ----------        ---------
                                                29,567            47,959       135,046        58,796        80,426            1,853
                                             ---------        ----------    ----------    ----------    ----------        ---------
Contributions:
    Employer........................            13,209             5,316         6,458         5,875         6,112            5,239
    Employee........................            22,321            20,683        30,035        34,614        26,592           24,849
                                             ---------        ----------    ----------    ----------    ----------        ---------
                                                35,530            25,999        36,493        40,489        32,704           30,088
                                             ---------        ----------    ----------    ----------    ----------        ---------

Transfers from other qualified plans
    on behalf of participants.......               828             1,870        17,320        18,243         5,382              828
                                             ---------        ----------    ----------    ----------    ----------        ---------

Total additions.....................            65,925            75,828       188,859       117,528       118,512           32,769
                                             ---------        ----------    ----------    ----------    ----------        ---------

Participant withdrawals from
  net assets........................           (93,614)          (65,931)      (73,142)      (77,831)      (71,888)         (25,782)
Interfund transfers and employee
  contributions.....................         1,281,643           926,215     1,487,403     1,447,434     1,033,631          590,353
Net transfers to loan fund .........           (13,958)           (1,544)      (12,333)      (17,973)          370           (1,578)
                                             ---------        ----------    ----------    ----------    ----------        ---------

Net increase (decrease).............         1,239,996           934,568     1,590,787     1,469,158     1,080,625          595,762
Net assets available for benefits
  Beginning of year ................                 -                 -             -             -             -                -
                                             ---------        ----------    ----------    ----------    ----------        ---------

  End of year  .....................        $1,239,996        $  934,568    $1,590,787    $1,469,158    $1,080,625        $ 595,762
                                            ==========        ==========    ==========    ==========    ==========        =========

                                                                                   Large
                                        Vanguard        Money                       Cap           Small
                                        Index 500       Market        Bond         Stock           Cap      International
                                           Fund         Fund          Fund          Fund          Fund       Stock Fund
                                        ---------      -------        -----        ------         -----     -------------
Additions to net assets attributed to:
Investment Income:
    Net realized and unrealized
      appreciation (depreciation)
      in fair value of investments..   $   7,002   $         -     $  12,050   $  392,315     $   105,865     $  71,279
     Interest and dividends.........       2,796        35,082        10,000            -               -             -
                                       ---------   -----------     ---------   ----------     -----------     ---------
                                           9,798        35,082        22,050      392,315         105,865        71,279
                                       ---------   -----------     ---------   ----------     -----------     ---------
Contributions:
    Employer........................       2,808        14,278         5,935       10,350           6,137         4,790
    Employee........................      11,983        28,116        15,538       48,399          29,725        21,183
                                       ---------   -----------     ---------   ----------     -----------     ---------
                                          14,791        42,394        21,473       58,749          35,862        25,973
                                       ---------   -----------     ---------   ----------     -----------     ---------

Transfers from other qualified plans
    on behalf of participants.......      18,329        35,631             -      221,066               -             -
                                       ---------   -----------     ---------   ----------     -----------     ---------

Total additions.....................      42,918       113,107        43,523      672,130         141,727        97,252
                                       ---------   -----------     ---------   ----------     -----------     ---------

Participant withdrawals from
  net assets........................      (7,602)      (66,980)      (35,544)     (84,824)        (67,595)      (11,154)
Interfund transfers and employee
  contributions.....................     176,331    (1,236,499)     (889,570)  (2,891,310)     (1,041,853)     (594,519)
Net transfers to loan fund .........      (1,016)      (10,963)      (23,904)     (24,158)        (13,046)       (2,547)
                                       ---------   -----------     ---------   ----------     -----------     ---------

Net increase (decrease).............     210,631    (1,201,335)     (905,495)  (2,328,162)       (980,767)     (510,968)
Net assets available for benefits
  Beginning of year ................           -     1,201,335       905,495    2,328,162         980,767       510,968
                                       ---------   -----------     ---------   ----------     -----------     ---------

  End of year  .....................   $ 210,631   $         -     $       -   $        -     $         -     $       -
                                       =========   ===========     =========   ==========     ===========     =========

                                                 WSFS
                                               Financial
                                                Common
                                                 Stock          Loan
                                                 Fund           Fund         Total
                                               ----------       ----         -----
Additions to net assets attributed to:
Investment Income:
    Net realized and unrealized
      appreciation (depreciation)
      in fair value of investments..          $4,825,472    $        -     $5,549,009
     Interest and dividends.........                   -        90,797        357,296
                                              ----------    ----------     ----------
                                              $4,825,472        90,797      5,906,305
                                              ----------    ----------     ----------
Contributions:
    Employer........................             717,331             -        803,838
    Employee........................             106,998             -        421,036
                                              ----------    ----------     ----------
                                                 824,329             -      1,224,874
                                              ----------    ----------     ----------

Transfers from other qualified plans
    on behalf of participants.......              64,656             -        384,153
                                              ----------    ----------     ----------

Total additions.....................           5,714,457        90,797      7,515,332
                                              ----------    ----------     ----------

Participant withdrawals from
  net assets........................            (712,226)     (108,695)    (1,502,808)
    and employees contribution......            (289,259)            -              -
Net transfers to loan fund .........             (83,558)      206,208              -
                                              ----------    ----------     ----------

Net increase (decrease).............           4,629,414       188,310      6,012,524
Net assets available for benefits
  Beginning of year ................           5,100,316       435,406     11,462,449
                                              ----------    ----------     ----------

  End of year  .....................          $9,729,730     $ 623,716    $17,474,973
                                              ==========    ==========    ===========

The accompanying notes are an integral part of these financial statements.

                           WSFS FINANCIAL CORPORATION
                       401(k) SAVINGS AND RETIREMENT PLAN
            Statement of Changes in Net Assets Available for Benefits
                          Year Ended December 31, 1996


                                           Money Market         Bond            Large Cap         Small Capital       International
                                               Fund             Fund           Stock Fund              Fund             Stock Fund
                                           ------------       --------         -----------        -------------       -------------
Additions to net assets attributed to:
Investment Income:
    Net realized and unrealized
      appreciation in fair value of
      investments...................        $        -       $   20,244        $  437,665          $  181,293           $  44,602
    Interest and dividends..........            66,786              (23)              140                 177                 313
                                            ----------       ----------        ----------          ----------           ---------
                                                66,786           20,221           437,805             181,470              44,915
                                            ----------       ----------        ----------          ----------           ---------

Contributions:
    Employer........................            31,399           17,045            26,954              16,916              14,413
    Employee........................            59,479           49,314           122,255              93,459              58,460
                                            ----------       ----------        ----------          ----------           ---------
                                                90,878           66,359           149,209             110,375              72,873
                                            ----------       ----------        ----------          ----------           ---------
Transfers from other qualified plans
    on behalf of participants......                 -                 -             6,166                   -                   -
                                            ----------       ----------        ----------          ----------           ---------


Total additions ....................           157,664           86,580           593,180             291,845             117,788
                                            ----------       ----------        ----------          ----------           ---------

Participant withdrawals from
    net assets......................          (226,291)        (128,173)         (248,021)           (240,178)            (94,665)
Interfund transfers and
    employee contributions..........            81,777          (22,143)          189,026              72,354              10,353
Net transfers to loan fund .........           (25,794)          (5,688)            3,914              43,174               3,650
                                            ----------       ----------        ----------          ----------           ---------
Net increase (decrease).............           (12,644)         (69,424)          538,099             167,195              37,126

Net assets available for benefits:
    Beginning of year...............         1,213,979          974,919         1,790,063             813,572             473,842
                                            ----------       ----------        ----------          ----------           ---------

    End of year ....................        $1,201,335       $  905,495        $2,328,162          $  980,767           $ 510,968
                                            ==========       ==========        ==========          ==========           =========

                                                      WSFS
                                                   Financial
                                                    Common              Loan
                                                  Stock Fund            Fund         Total
                                                  ----------          ---------      ------
Additions to net assets attributed to:
Investment Income:
    Net realized and unrealized
      appreciation in fair value of
      investments...................               $  409,839       $        -    $1,093,643
    Interest and dividends..........                  104,380           50,666       222,439
                                                   ----------       ----------    ----------
                                                      514,219           50,666     1,316,082
                                                   ----------       ----------    ----------

Contributions:
    Employer........................                  547,745                -       654,472
    Employee........................                  103,645                -       486,612
                                                   ----------       ----------    ----------
                                                      651,390                -     1,141,084
                                                   ----------       ----------    ----------
Transfers from other qualified plans
    on behalf of participants......                    70,748                -        76,914
                                                   ----------       ----------    ----------


Total additions ....................                1,236,357           50,666     2,534,080
                                                   ----------       ----------    ----------

Participant withdrawals from
    net assets......................                 (735,020)         (65,655)   (1,738,003)
Interfund transfers and
    employee contributions..........                 (331,367)               -             -
Net transfers to loan fund .........                  (61,058)          41,802             -
                                                   ----------       ----------    ----------
Net increase (decrease).............                  108,912           26,813       796,077

Net assets available for benefits:
    Beginning of year...............                4,991,404          408,593    10,666,372
                                                   ----------       ----------    ----------

    End of year ....................               $5,100,316       $  435,406   $11,462,449
                                                   ==========       ==========   ===========

The accompanying notes are an integral part of these financial statements.

                           WSFS FINANCIAL CORPORATION
                       401(k) SAVINGS AND RETIREMENT PLAN
                          Notes to Financial Statements


Note 1 - Description of Plan:

The purpose of the Plan is to encourage and assist employees in following a systematic savings program suited to their individual long-term financial objectives. The Plan is subject to the provisions of the Employees Retirement Income Security Act of 1974 (ERISA). The following description of the WSFS Financial Corporation 401(k) Savings and Retirement Plan (the "Plan"), provides only general information. Participants should refer to the Plan Agreement or the Summary Plan Description for a more complete description of the Plan's provisions.

     Plan Amendment:

Effective July 1, 1997, the Plan was amended to change the Trustee from Wilmington Trust Company to the Charles Schwab Trust Company. In addition, the amendment established the WSFS Base Profit-Sharing Contribution to replace the Discretionary Profit-Sharing Contribution, modified the vesting schedule, and revised the employer matching contribution program. Each of these amendments is discussed further in the captions that follow.

     Eligibility:

All full- and part-time employees of WSFS Financial Corporation or its subsidiaries ("the Employers") who were employed on or before June 30, 1993 were eligible to participate on the first of the month following 90 days of service. Employees hired after June 30, 1993 are eligible to participate following the completion of one year of continuous employment, 1,000 hours of service and attainment of age 21.

     Contributions:

Participants may authorize the Employers to make payroll deductions under the Plan from 1% to 15% of their total compensation not to exceed $10,000 in 1998. The percentage contribution may be increased, decreased, revoked or resumed at any time during the year. Such changes are effective as of the next pay period. Contributions made by participants are credited to their individual accounts and are made on a pre-tax basis assuming applicable regulations set forth in the Internal Revenue Code are satisfied.

All contributions made by the Employers on participants' behalf are also on a pre-tax basis. The Employers' contributions to the Plan are made monthly and comprise the following:

1. Company Matching Contribution - An employer matching contribution program was implemented effective July 1, 1993, under which the Company matched 25% of the employees' contribution up to 6%. This matching contribution program was amended effective July 1, 1997 such that the Company matches 100% of the employee's contribution up to 5% of total compensation. The matching contribution is in the form of WSFS Financial Corporation common stock.

2. Employer Base Profit Sharing Contribution - Effective July 1, 1993, the Company implemented a profit sharing program. The program was amended and effective as of July 1, 1997. The contribution for each eligible participant is calculated as a fixed percentage of the participant's total compensation. Prior to that the contribution was calculated on a pro-rata basis of the Participant's compensation in relation to the total compensation of all participants. The profit sharing contribution is in the form of WSFS Financial Corporation common stock and consists of two parts:

       o Base Contribution - Awarded quarterly based on the fixed percentage established at the beginning of the year.

       o Supplemental Contribution - Awarded at year-end or shortly thereafter in the event the Company equaled or exceeded budgeted targets for the entire year.

     For the years ended December 31, 1998 and 1997, no Supplemental Contribution was made. During the year ended December 31, 1996, the Board of Directors approved a Supplemental Contribution of $140,000 to the 401(K) Plan. The contribution was invested in WSFS Financial Corporation common stock and distributed to the Plan as of December 31, 1996. The distribution to Plan participants was calculated according to the formula discussed above.

3. Excess Flexible Benefit Funds - Under the Employers' BeneFlex programs, employees are provided a fixed amount of funds by the Employer which can be used to purchase optional employee benefits. In lieu of purchasing such benefits, employees may direct all or part of these funds to be contributed to the Plan on their behalf.

     Participants' accounts:

Participants' accounts are credited for their contributions and the Employers' contribution made on their behalf. Participants' accounts are also credited with an allocation of the earnings or losses of the Plan fund in which each participant's account is invested based upon the change in unit share price of all funds and for the money market fund upon the ratio of the account balance to the total of all participants' account balances in that fund.

     Vesting:

All employee contributions are 100% vested and are not subject to forfeiture for any reason. Employer contributions which are forfeited by participants reduce future Employer contributions. Employer's contributions were vested immediately for employees who enrolled in the Plan prior to June 30, 1993. The Plan's vesting schedule was amended as of July 1, 1997. The new vesting schedule applies to all participants who enrolled in the Plan after June 30, 1993. The table below shows the vesting schedule (old and amended) for employees who enrolled in the Plan after June 30, 1993.


                                                                   Vested
                                           Vested               Percentages
               Year of                   Percentages              Prior to
               Service                   as Amended               Amendment
               -------                   -----------            ------------
                   0-1                       20%                       0%
                     2                       40%                       0%
                     3                       60%                      20%
                     4                       80%                      40%
                     5                      100%                      60%
                     6                        -                       80%
                     7                        -                      100%

     Withdrawals:

Participants' accounts are segregated between pre-January 1, 1988 and post-January 1, 1988 contributions. Employee contributions made subsequent to January 1, 1988 are made on a pre-tax basis and withdrawals are subject to tax and, in certain instances, penalty. Effective January 1, 1993, the Plan is required to withhold federal income taxes at a flat rate of 20% on the taxable portion of withdrawals that are not directly rolled over into an Individual Retirement Account (IRA) or another qualified retirement plan. This withholding tax does not apply to minimum distributions and annuity payments. Participant interest payments on loans, which are recorded as earnings, are made on a post-tax basis.

Under the Plan, participants may request hardship withdrawals of vested contributions (but not income earned on contributions after December 31, 1988) which must be approved by the Employee Benefits Committee and can only be made for one of the following reasons:


       1. Purchase of primary residence of the participant
       2. Preservation of primary residence
       3. Certain medical expenses of a participant or their dependents
       4. Tuition for the next semester or quarter of post-secondary education of the employee, spouse or dependents.

Hardship withdrawals are subject to applicable withholding taxes.

     Loan provision:

Under the Plan, participants may obtain loans up to 50% of their vested account balance with a minimum loan of $1,000 and a maximum loan of $50,000. The interest rate on loans is 10%. Interest paid on the loan is added to the participant's account balance. Loans are secured by the participant's interest in the Plan.

     Investment funds:

Eight investment funds have been established effective July 1, 1997 with Charles Schwab Trust Company (CSTC or Trustee) for the investment of participant's and Employer contributions. The Charles Schwab Trust Company replaced the Wilmington Trust Company as Trustee. The funds offered by CSTC replaced those offered by Wilmington Trust Company at the time of the change in Trustee.

All contributions are allocated to the investment fund in accordance with the participant's individual investment election. Participants may elect to invest in increments of not less than 5% in any of the eight different funds. Participants may change their investment elections monthly. The Trustee is authorized to invest and reinvest the contributions allocated to each of the investment funds, including all sales proceeds, investment income and other payments received. A general description of the investments maintained in each fund, per the fund prospectus, is described below.

Funds as of December 31, 1998 are as follows:

     Schwab Institutional Advantage Money Fund - This fund is designed for investors who seek maximum current income consistent with liquidity and stability of capital. The Fund invests in high-quality, short-term debt securities; CD's; commercial paper; obligations of, or guaranteed by, the U.S. government; and repurchase agreements.

     Strong Government Securities Fund - This fund invests for a high level of current income with a moderate degree of share-price fluctuation. It is designed for long-term investors who want to pursue higher income than shorter-term securities generally provide. It invests at least 80% if its total assets in AAA-rated U.S. Government securities and normally maintains an average maturity between five and ten years. An investment in this Fund is neither insured nor guaranteed by the U.S. Government.

     Oakmark Fund - This fund seeks long-term capital appreciation by investing primarily in equity securities. Although income is considered in the selection of securities, the Fund is not designed for investors whose primary investment objective is income. The fund invests principally in securities of U.S. issues. However, it may invest up to 25% of its total assets in non-US issuers.

     Dreyfus Appreciation Fund - This fund's primary investment objective is to provide the investor with long-term capital growth consistent with the preservation of capital. Current income is a secondary investment objective. Under normal market conditions, the fund will invest principally in common stocks of domestic and foreign issues. Typically, the fund will invest at least 80% of its net assets in common stocks. The Fund may invest up to 10% of the value of its assets in securities of foreign governments and foreign companies which are not publicly traded in the United States. Under adverse market conditions, the fund will invest all of its assets in money market instruments.

     Dreyfus Small Company Value Fund - This fund's investment objective is capital appreciation. It seeks to achieve this by investing principally (65%) in a portfolio of publicly-traded equity securities of domestic and foreign issuers which are characterized as "value" companies according to criteria established by the Dreyfus Corporation. In general, companies with relatively low price to book ratios, low price to earnings ratios, or higher than average dividend payments in relation to price are "value" companies.

     Janus Worldwide Fund - This fund is a diversified fund that seeks long-term growth of capital by investing primarily in common stocks of foreign and domestic issuers of any size. Normally it invests in issuers from at least five different countries, including the United States. The fund may invest in fewer than five countries and at times a single country.

     Vanguard Index 500 Fund - This fund seeks to match, as closely as possible, the performance of the Standard & Poor's 500 Composite Stock Price Index, which emphasizes stocks of large U.S. companies. This portfolio is intended to be a long-term investment vehicle.

     WSFS Financial Common Stock Fund - This fund invests solely in shares of the common stock issued by WSFS Financial Corporation. This fund was in place prior to July 1, 1997 and continues to be in use.

The Loan fund is used solely to hold principal and interest payments on outstanding loans and is not an investment alternative for contributions. However, amounts paid on outstanding loans are allocated to the available investment funds in a manner consistent with the participant's individual investment elections.

     Administrative expenses:

Expenses relating to the administration of the Plan are paid by WSFS Financial Corporation. Costs incurred by the Plan relating to voluntary removal of funds in the form of loan proceeds or withdrawals are borne by the Plan participants.

Note 2 - Summary of Significant Accounting Policies:

     Basis of presentation:

The accompanying financial statements are prepared on the accrual basis of accounting. Revenues and expenses are recognized when earned or incurred in accordance with generally accepted accounting principles.

     Investment in securities:

Investments in short-term securities are valued at cost which approximates market. Investments in mutual funds are valued at the net asset value of the fund which is based on the quoted year-end market value of securities held by the fund. WSFS Financial Corporation common stock is valued at the year-end market price.

     Revenue recognition and method of accounting:

The Plan records all transactions on an accrual basis. Investment income is recorded as earned. The Plan calculates realized gains and losses and unrealized appreciation and depreciation as the difference between market value and cost; IRS Form 5500 calculates realized gains and losses and unrealized appreciation and depreciation as the difference between market value at time of sale and market value at the prior period year end.

     Fund accounting for income:

The mutual funds invest interest and dividend income within the fund to purchase more fund assets rather than distribute the income among investors in the fund.

Note 3 - Investments

The following table presents the fair values of investments. The investments in the funds listed below represent the Plan's undivided interest in the corresponding mutual funds maintained by the Trustee.

                                                                                               December 31,
                                                                                       1998               1997
                                                                                      ------             ------
Schwab Institutional Advantage Money Fund ......................................    $   996,001       $ 1,215,328
Cash and cash equivalents ......................................................              -            24,204
                                                                                    -----------       -----------
                                                                                        996,001         1,239,532
                                                                                    -----------       -----------
Strong Government Securities Fund (1998 - 88,180 units and
       1997 - 86,937 units).....................................................        951,007           934,568
                                                                                    -----------       -----------

Oakmark Fund (1998 - 40,695 units and 1997 - 39,366 units) .....................      1,460,886         1,590,787
                                                                                    -----------       -----------

Dreyfus Appreciation Fund (1998 - 40,616 units and
       1997 - 45,372 units) ....................................................      1,712,356         1,469,158
                                                                                    -----------       -----------

Dreyfus Small Company Value Fund (1998 - 41,814 units and
       1997 - 51,287 units) ....................................................        828,817         1,080,625
                                                                                    -----------       -----------

Janus Worldwide Fund (1998 - 14,226 units and
       1997 - 15,769 units).....................................................        676,508           595,762
                                                                                    -----------       -----------

Vanguard Index 500 Fund (1998 - 4,278 units and
       1997 - 2,339 units)......................................................        491,916           210,631
                                                                                    -----------       -----------

WSFS Financial Common Stock Fund:
       WSFS Financial Corporation common stock
       (1998 - 412,474 shares; and 1997 - 482,983 shares).......................    $ 6,984,367       $ 9,659,660
                                                                                    -----------       -----------

             Total investments .................................................    $14,101,858       $16,780,723
                                                                                    ===========       ===========

During the three year period ended December 31, 1998, 1997, and 1996 the Plan's investments (including investments bought, sold, as well as held during the year) appreciated (depreciated) in value as follows:

                                                      Strong                                                         WSFS
                                                    Government                       Dreyfus       Dreyfus Small   Financial
                                                    Securities        Oakmark     Appreciation     Company Value    Common
                                                       Fund            Fund           Fund              Fund       Stock Fund
                                                    ----------       ----------   ------------     -------------   ----------
     1998

Net realized gain on sales of investments.......... $   24,658       $ 224,566     $   69,361      $     9,462    $   727,244
Net change in unrealized appreciation
      (depreciation) of investments................     (6,760)       (189,235)       341,972          (71,575)    (1,958,562)
                                                    ----------       ---------     ----------      -----------    -----------
                                                    $   17,898       $  35,331        411,333      $   (62,113)   $(1,231,318)
                                                    ==========       =========     ==========      ===========    ===========


     1997

Net realized gain on sales of investments.......... $    2,557       $   5,463     $    5,134      $    16,110    $   155,493
Net change in unrealized appreciation
      (depreciation) of investments................     20,248          40,643         39,690           43,967      4,669,979
                                                    -----------      ---------     ----------      -----------    -----------
                                                    $   22,805       $  46,106         44,824      $    60,077    $ 4,825,472
                                                    ==========       =========     ==========      ===========    ===========

                                                                                                      WSFS
                                                                                                    Financial
                                                       Bond          Large Cap    Small Capital       Common      International
                                                       Fund            Fund           Fund          Stock Fund        Fund
                                                      ------         ---------    -------------    ------------   -------------
      1996

Net realized gain on sales of investments.......... $   23,489      $  116,497     $   63,018       $  337,017    $    13,719
Net change in unrealized appreciation
      (depreciation) of investments................     (3,245)        321,168        118,275           72,822         30,883
                                                    ----------      ----------     ----------       ----------    -----------
                                                    $   20,244      $  437,665     $  181,293       $  409,839    $    44,602
                                                    ==========      ==========     ==========       ==========    ===========

                                                                 Janus         Vanguard
                                                               Worldwide         Fund
                                                                 Fund          Index 500        Total
                                                              -----------     -----------     ---------

     1998

Net realized gain on sales of investments..........            $   10,076      $    3,114    $1,068,481
Net change in unrealized appreciation
      (depreciation) of investments................               128,182          68,234    (1,687,744)
                                                               ----------      ----------    ----------
                                                               $  138,258      $   71,348    $ (619,263)
                                                               ==========      ==========    ==========


     1997

Net realized gain on sales of investments..........            $      795      $      529    $  186,081
Net change in unrealized appreciation
      (depreciation) of investments................               (39,581)          6,473     4,781,419
                                                               ----------      ----------    ----------
                                                               $  (38,786)     $    7,002    $4,967,500
                                                               ==========      ==========    ==========



                                                                 Total
                                                                -------
      1996

Net realized gain on sales of investments..........            $  553,740
Net change in unrealized appreciation
      (depreciation) of investments................               539,903
                                                               ----------
                                                               $1,093,643
                                                               ==========

Note 4 - Income Tax Status:

The Plan administrator has obtained a tax determination letter requesting exemption from income tax under section 401(k) of the Internal Revenue Code. Accordingly, no provision for income tax is included in the accompanying financial statements.

Note 5 - Description of Priorities Upon Plan Termination:

Although WSFS Financial Corporation has not expressed any intention to terminate the Plan, it may do so at any time. In the event of a termination, each participant will receive a total distribution equal to their vested share of each of the funds. All unvested Employer contributions revert to the Employer in the event of a plan termination.

                                                                     Schedule I


                           WSFS FINANCIAL CORPORATION
                       401(k) SAVINGS AND RETIREMENT PLAN
            Item 27a: Schedule of Assets Held for Investment Purposes
                              at December 31, 1998
                           (Supplemental Information)

  Shares or                                                                                                Current
Face Amount                  Description of investment                                     Cost              Value
-----------                  -------------------------                                    ------           -------
  987,647      Schwab Institutional Advantage Money Fund ......................          $  996,001       $  996,001
                                                                                        -----------      -----------

   88,180      Strong Government Securities Fund...............................             937,519          951,007
                                                                                        -----------      -----------


   40,695      Oakmark Fund....................................................           1,609,478        1,460,886
                                                                                        -----------      -----------

   40,616      Dreyfus Appreciation Fund ......................................           1,330,694        1,712,356
                                                                                        -----------      -----------

   41,814      Dreyfus Small Company Value Fund ...............................             856,424          828,817
                                                                                        -----------      -----------

   14,226      Janus Worldwide Fund ...........................................             587,908          676,508
                                                                                        -----------      -----------

    4,278      Vanguard Index 500 Fund ........................................             417,209          491,916
                                                                                        -----------      -----------

  412,474      WSFS Financial Common Stock Fund................................           6,044,591        6,984,367
                                                                                        -----------      -----------

               Loan Fund:
               Loans to participants...........................................             645,660          645,660
                                                                                        -----------      -----------

               Total...........................................................         $13,425,484      $14,747,518
                                                                                        ===========      ===========

                                                                    Schedule II

                           WSFS FINANCIAL CORPORATION
                       401(k) SAVINGS AND RETIREMENT PLAN
                  Item 27d: Schedule of Reportable Transactions
                           (Supplemental Information)

     (single transaction or series of transactions in one issue aggregating
       5% or more of the market value of plan assets at January 1, 1998)

                                                  For the Year Ended December 31, 1998

                                                          Sales                                       Number of        Number of
   Name of party and                        --------------------------------                        Purchases and      Sales and
  Description of assets     Purchases           Cost              Proceeds        Gains/(Loss)        Issuances        Redemption
  ---------------------    ------------     ------------        ------------      ------------       -----------      ------------
Series of transactions:

Oakmark Fund                $ 645,601        $603,284            $602,597           $   (687)             64               88

Schwab Institutional
  Advantage Money Fund      $ 344,648        $588,179            $588,179           $      -             176              185

WSFS Common
Stock Fund                  $ 904,987      $1,576,495          $2,241,099           $664,604              63              106
